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Exhibit 1.1

Draft of December 30, 2003

MARKWEST ENERGY PARTNERS, L.P.

1,148,000 Common Units
Representing Limited Partner Interests

UNDERWRITING AGREEMENT

                    , 2004

A.G. Edwards & Sons, Inc.
RBC Dain Rauscher Inc.
McDonald Investments Inc.
    c/o A.G. Edwards & Sons, Inc.
    One North Jefferson Avenue
    St. Louis, Missouri 63103

        The undersigned, MarkWest Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), MarkWest Energy Operating Company, L.L.C., a Delaware limited liability company (the "Operating Company"), MarkWest Energy GP, L.L.C., a Delaware limited liability company (the "General Partner"), and the selling unitholders listed on Schedule II hereto (the "Selling Unitholders"), hereby address you as the "Underwriters" and hereby confirm their agreement with the several Underwriters named below. The Partnership, the Operating Company and the General Partner are collectively referred to herein as the "MarkWest Parties."

        The Partnership conducts its business through the Operating Company. The Operating Company conducts its business through the Operating Subs (as hereinafter defined). Basin Pipeline L.L.C., a Michigan limited liability company ("Basin LLC"), West Shore Processing Company, L.L.C., a Michigan limited liability company ("West Shore LLC"), MarkWest Energy Appalachia, L.L.C., a Delaware limited liability company ("MarkWest Appalachia LLC"), MarkWest Texas GP, L.L.C., a Delaware limited liability company ("Texas GP"), MW Texas Limited, L.L.C., a Delaware limited liability company ("Texas Limited"), MarkWest Michigan Pipeline Company, L.L.C., a Michigan limited liability company ("Michigan Pipeline LLC"), MarkWest Western Oklahoma Gas Company, L.L.C., an Oklahoma limited liability company ("Western Oklahoma LLC"), MarkWest Power Tex L.P., a Texas limited partnership ("Power Tex LP"), MarkWest Pinnacle L.P., a Texas limited partnership ("Pinnacle LP"), MarkWest PNG Utility L.P., a Texas limited partnership ("PNG LP"), MarkWest Texas PNG Utility L.P., a Texas limited partnership ("Utility LP"), and MarkWest Blackhawk L.P., a Texas limited partnership ("Blackhawk LP"), are collectively referred to as the "Operating Subs." The Partnership, the Operating Company and the Operating Subs are collectively referred to as the "Partnership Entities." The General Partner and the Partnership Entities are collectively referred to as the "MarkWest Entities."

        1.     Description of Common Units. The Partnership and the Selling Unitholders propose to sell to the Underwriters an aggregate of 1,148,000 Common Units (the "Firm Units") representing limited partner interests in the Partnership (the "Common Units"). The Firm Units consist of 1,100,444 Common Units to be issued and sold by the Partnership, and 47,556 Common Units to be sold by the Selling Unitholders. Solely for the purpose of covering over-allotments in the sale of the Firm Units, the Partnership further proposes to grant to the Underwriters the right to purchase up to an additional 172,200 Common Units (the "Option Units"), as provided in Section 3 of this Agreement. The Firm Units and the Option Units are herein sometimes referred to as the "Units" and are more fully described in the Prospectus hereinafter defined.

        2.     Purchase, Sale and Delivery of Firm Units. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the

Partnership agrees to sell 1,100,444 Firm Units and each Selling Unitholder agrees severally and not jointly, to sell the number of Firm Units opposite his or her or its name on Schedule II hereto to the Underwriters, and each such Underwriter agrees, severally and not jointly, (a) to purchase from the Partnership and the Selling Unitholders, at a purchase price of $            per unit, the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto and (b) to purchase from the Partnership any additional number of Option Units which such Underwriter may become obligated to purchase pursuant to Section 3 hereof.

        Delivery of the Firm Units will be in book-entry form through the facilities of The Depository Trust Company, New York, New York ("DTC"). Delivery of the documents required by Section 8 hereof with respect to the Units shall be made at or prior to 11:00 a.m. on             , 2004 at Vinson & Elkins LLP, 2300 First City Tower, 1001 Fannin, Houston, Texas 77002-6760 or at such other place as may be agreed upon between you, the Partnership and the Selling Unitholders (the "Place of Closing"), or at such other time and date not later than five full business days thereafter as you and the Partnership may agree, such time and date of payment and delivery being herein called the "Closing Date."

        The Partnership and the Custodian (as hereinafter defined) will deliver the Firm Units to the Underwriters, against payment of the purchase price therefor in Federal (same day) Funds by wire transfer to an account at the bank specified by the Partnership in the case of the Units being sold by the Partnership, or by the Custodian, in the case of the Units being sold by the Selling Unitholders.

        The Partnership will cause its transfer agent to deposit the Firm Units being sold by the Partnership hereunder pursuant to the Full Fast Delivery Program of the DTC. The Custodian will cause its transfer agent to deposit the Firm Units to be sold by the Selling Unitholders hereunder pursuant to the Full Fast Delivery Program of the DTC.

        It is understood that an Underwriter, individually, may (but shall not be obligated to) make payment on behalf of the other Underwriters whose funds shall not have been received prior to the Closing Date for Units to be purchased by such Underwriter. Any such payment by an Underwriter shall not relieve the other Underwriters of any of their obligations hereunder.

        It is understood that the Underwriters propose to offer the Units to the public upon the terms and conditions set forth in the Registration Statement hereinafter defined.

        3.     Purchase, Sale and Delivery of the Option Units. The Partnership hereby grants an option to the Underwriters to purchase from the Partnership up to 172,200 Option Units, on the same terms and conditions as the Firm Units; provided, however, that such option may be exercised only for the purpose of covering any over-allotments that may be made by the Underwriters in the sale of the Firm Units. No Option Units shall be sold or delivered unless the Firm Units previously have been, or simultaneously are, sold and delivered.

        The option is exercisable by you at any time, and from time to time, before the expiration of 30 days from the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next day thereunder when the American Stock Exchange is open for trading), for the purchase of all or part of the Option Units covered thereby, by notice given by you to the Partnership in the manner provided in Section 14 hereof, setting forth the number of Option Units as to which the Underwriters are exercising the option, and the date of delivery of said Option Units, which date shall not be more than five business days after such notice unless otherwise agreed to by the parties. You may terminate the option at any time, as to any unexercised portion thereof, by giving written notice to the Partnership to such effect.

        You shall make such allocation of the Option Units among the Underwriters as may be required to eliminate purchases of fractional Units.

        Delivery of the Option Units will be in book-entry form through the facilities of DTC. Delivery of the documents required by Section 8 hereof with respect to the Units shall be made at the Place of Closing at or prior to 11:00 a.m. on the date designated in the notice given by you as provided above, or at such other time and date as you and the Partnership may agree (which may be the same as the Closing Date), such time and date of payment and delivery being herein called the "Option Closing Date." On the Option Closing Date, the Partnership shall provide the Underwriters such representations, warranties, agreements, opinions, letters, certificates and covenants with respect to the Option Units as are required to be delivered on the Closing Date with respect to the Firm Units.

        The Partnership will cause its transfer agent to deposit as original issue the Option Units pursuant to the Full Fast Delivery Program of the DTC.

        4.     Representations, Warranties and Agreements of the MarkWest Parties. The MarkWest Parties jointly and severally represent and warrant to and agree with each Underwriter that:

          (a)   Definitions. A registration statement (Registration No. 333-111339) on Form S-1 with respect to the Units, including a preliminary prospectus, and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Partnership pursuant to and in conformity with the requirements of the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations thereunder (the "1933 Act Rules and Regulations") of the Securities and Exchange Commission (the "SEC") and has been filed and declared effective by the SEC under the 1933 Act. Copies of such registration statement, including any amendments thereto, each related preliminary prospectus contained therein, and the exhibits, financial statements and schedules thereto have heretofore been delivered by the Partnership to you. A final prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A of the 1933 Act Rules and Regulations will be filed promptly by the Partnership with the SEC in accordance with Rule 424(b) of the 1933 Act Rules and Regulations. The term "Registration Statement" as used herein means the registration statement as amended at the time it became effective under the 1933 Act (the "Effective Date"), including financial statements and all exhibits and, if applicable, the information deemed to be included by Rule 430A of the 1933 Act Rules and Regulations. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to such registration statement will be filed and must be declared effective before the offering of Units may commence, the term "Registration Statement" as used herein means the registration statement as amended by said post-effective amendment. If an abbreviated registration statement is prepared and filed with the SEC in accordance with Rule 462(b) or Rule 462(d) under the 1933 Act (an "Abbreviated Registration Statement"), the term "Registration Statement" as used in this Agreement includes the Abbreviated Registration Statement. The term "Prospectus" as used herein means the prospectus as first filed with the SEC pursuant to Rule 424(b) of the 1933 Act Rules and Regulations. The term "Preliminary Prospectus" as used herein shall mean the preliminary prospectus, dated                        , 2003, relating to the Units as such preliminary prospectus shall have been amended from time to time prior to the date of the Prospectus. For purposes of this Agreement, the words "amend," "amendment," "amended," "supplement" or "supplemented" with respect to the Registration Statement or the Prospectus shall mean amendments or supplements to the Registration Statement or the Prospectus, as the case may be.

          (b)   No Stop Order; No Material Misstatements or Omissions. Neither the SEC nor any state or other jurisdiction or other regulatory body has issued, and neither is, to the knowledge of the MarkWest Parties, threatening to issue, any stop order under the 1933 Act or other order suspending the effectiveness of the Registration Statement (as amended or supplemented) or preventing or suspending the use of the Preliminary Prospectus or the Prospectus or suspending the qualification or registration of the Units for offering or sale in any jurisdiction nor instituted or, to the knowledge of the MarkWest Parties, threatened to institute proceedings for any such purpose. The Registration Statement, in the form in which it became effective and also in such form as it may be when any post-effective amendment thereto becomes effective, and the Prospectus comply or will comply, as the case may be, in all material respects with the requirements of the 1933 Act and the 1933 Act Rules and Regulations. Neither the Registration Statement nor any amendment thereto, as of the applicable effective date, contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and neither the Preliminary Prospectus, the Prospectus nor any supplement thereto contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership makes no representation or warranty as to information contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Partnership relating to the Underwriters by or on behalf of the Underwriters expressly for use in the preparation thereof (as provided in Section 15 hereof). Each of the statements made by the Partnership in such documents within the coverage of Rule 175(b) of the 1933 Act Rules and Regulations, including (but not limited to) any statements with respect to future available cash or future cash distributions of the Partnership or the anticipated ratio of taxable income to distributions was made or will be made with a reasonable basis and in good faith.

          (c)   Formation and Due Qualification of the Partnership. The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act ("Delaware LP Act") with full partnership power and authority to own or lease its properties and to conduct its business in all material respects as described in the Registration Statement and the Prospectus. The Partnership is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a material adverse effect on the business, prospects, financial condition or results of operations of the Partnership Entities, taken as a whole ("Material Adverse Effect"), or (ii) subject to the limited partners of the Partnership to any material liability or disability.

          (d)   Formation and Due Qualification of limited liability companies. Each of the General Partner, the Operating Company, MarkWest Appalachia LLC, Texas GP and Texas Limited has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act (the "Delaware LLC Act"), each of West Shore LLC, Basin LLC and Michigan Pipeline LLC has been duly formed and is validly existing and in good standing as a limited liability company under the Michigan Limited Liability Company Act ("Michigan LLC Act"), and Western Oklahoma LLC has been duly formed and is validly existing and in good standing as a limited liability company under the Oklahoma Limited Liability Company Act ("Oklahoma LLC Act"), in each case with full limited liability company power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the Registration Statement and the Prospectus. The General Partner has all necessary limited liability company power and authority to act as general partner of the Partnership. Texas GP has all necessary limited liability company power and authority to act as general partner of each of Power Tex LP Pinnacle LP, PNG LP, Utility LP and Blackhawk LP (collectively, the "LP Operating Subs"). Each of the General Partner, the Operating Company, MarkWest Appalachia LLC, Texas GP, Texas Limited, West Shore LLC, Basin LLC, Michigan Pipeline LLC and Western Oklahoma LLC is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

          (e)   Formation and Due Qualification of the LP Operating Subs. Each of the LP Operating Subs has been duly formed and is validly existing in good standing as a limited partnership under the Texas Revised Limited Partnership Act (the "Texas LP Act") with full partnership power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the Registration Statement and the Prospectus. Each of the LP Operating Subs is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

          (f)    Formation and Due Qualification of MarkWest. MarkWest Hydrocarbon, Inc. ("MarkWest") has been duly incorporated and is validly existing in good standing under the Delaware General Corporation Law ("DGCL") with full corporate power and authority to own or lease its properties and to conduct its business, in all material respects as described in the Registration Statement and the Prospectus. MarkWest is duly registered or qualified as a foreign corporation for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

          (g)   Formation, Due Qualification and Ownership of MW Michigan. MarkWest Michigan, Inc. ("MW Michigan") has been duly incorporated and is validly existing in good standing under the Colorado Business Corporation Act ("CBCA") with full corporate power and authority to own or lease its properties and to conduct its business in all material respects. MW Michigan is duly registered or qualified as a foreign corporation for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability. All of the outstanding capital stock of MW Michigan has been duly authorized and validly issued, is fully paid and nonassessable and is owned by MarkWest free and clear of all liens, encumbrances, security interests, equities, charges or claims, other than the liens on such securities which exist under the Credit Agreement, dated as of                        (the "Parent Credit Agreement"), among MarkWest and                        ; there are no outstanding options to purchase, or rights or warrants to subscribe for, or securities or obligations convertible into, or contracts or commitments to issue or sell, any capital stock or other securities of MW Michigan.

          (h)   Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership with a 2% general partner interest; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims.

          (i)    Capitalization. The issued and outstanding limited partner interests of the Partnership consist of                        Common Units,                        subordinated units ("Subordinated Units") representing subordinated limited partnership interests in the Partnership and the incentive distribution rights (the "Incentive Distribution Rights"), as defined in the Amended and Restated Agreement of Limited Partnership of the Partnership (as the same has been and may be amended or restated at or prior to the Closing Date, the "Partnership Agreement"). All outstanding Common Units, including the Firm Units to be sold by the Selling Unitholders hereunder, Subordinated Units and Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described under the caption "The Partnership Agreement—Limited Liability" in the Registration Statement).

          (j)    Ownership of the Subordinated Units and the Incentive Distribution Rights. MarkWest owns            Subordinated Units, (ii) MW Michigan owns            Subordinated Units, (iii) officers and key employees of MarkWest and the General Partner (collectively, the "Management Group") collectively own            Subordinated Units as described in the Prospectus, (iv) Tortoise MWEP, L.P. owns 500,000 Subordinated Units and (v) the General Partner owns all of the Incentive Distribution Rights, in each case free and clear of all liens, encumbrances (except with respect to the Incentive Distribution Rights, restrictions on transferability as described in the Prospectus), security interests, equities, charges or claims except for such pledges as may be entered into by the Management Group or Tortoise MWEP, L.P.

          (k)   Valid Issuance of the Units. At the Closing Date or the Option Closing Date, as the case may be, the Firm Units to be sold by the Partnership or the Option Units, as the case may be, and the limited partner interests represented thereby, will be duly authorized by the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership Agreement—Limited Liability").

          (l)    Ownership of the Membership Interests in the Operating Company. The Partnership owns 100% of the issued and outstanding membership interests in the Operating Company; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the Operating Company (as the same may be amended or restated at or prior to the Closing Date, the "Operating Company LLC Agreement") and are fully paid (to the extent required under the Operating Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and, the Partnership owns its membership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims, except as may arise under the Amended and Restated Credit Agreement, dated as of December 1, 2003 (the "Bank Credit Agreement"), among the Operating Company, Royal Bank of Canada, as administrative agent, and the other parties named therein, or described in the Prospectus.

          (m)  Ownership of the LLC Operating Subs. The Operating Company owns 100% of the issued and outstanding membership interests in each of MarkWest Appalachia LLC, Texas GP, Texas Limited, West Shore LLC, Basin LLC, Michigan Pipeline LLC and Western Oklahoma LLC (collectively, the "LLC Operating Subs"); such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreements of the LLC Operating Subs (as the same may be amended or restated at or prior to the Closing Date, the "Operating Subs LLC Agreements") and are fully paid (to the extent required under the Operating Subs LLC Agreements) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Operating Company owns such membership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims, except as may arise under the Bank Credit Agreement or described in the Prospectus.

          (n)   Ownership of the Partnership Interests in the LP Operating Subs.Texas GP is the sole general partner of each of the LP Operating Subs with a            % general partner interest in each of the LP Operating Subs; each such general partner interest has been duly authorized and validly issued in accordance with the partnership agreements of the LP Operating Subs (as the same may be amended or restated at or prior to the Closing Date, the "Operating Subs Partnership Agreements"); Texas GP owns each such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims, except for such liens, encumbrances, security interests, equities, charges and claims arising under the Bank Credit Agreement; Texas Limited is the sole limited partner of each of the LP Operating Subs with a            % limited partner interest in each of the LP Operating Subs; each such limited partner interest has been duly authorized and validly issued in accordance with the Operating Subs Partnership Agreements and will be fully paid (to the extent required under the Operating Subs Partnership Agreements) and nonassessable (except as such nonassessability may be affected by Sections 3.03, 5.02 and 6.07 of the Texas LP Act); and Texas Limited owns each such limited partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims, except for such liens, encumbrances, security interests, equities, charges and claims arising under the Bank Credit Agreement.

          (o)   Ownership of the General Partner. MarkWest owns 89.7% of the issued and outstanding membership interests in the General Partner and the Management Group owns collectively 10.3% of the issued and outstanding membership interests in the General Partner as described in the Prospectus; such membership interests are duly authorized and validly issued in accordance with the General Partner's limited liability company agreement (as the same may be amended or restated at or prior to the Closing Date, the "General Partner LLC Agreement") and are fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and MarkWest and the Management Group own such membership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims, except for such pledges as may be entered into by the Management Group.

          (p)   No Other Subsidiaries. Other than the Partnership's ownership of its membership interest in the Operating Company, the Operating Company's ownership of its membership interest in the LLC Operating Subs and Texas GP's and Texas Limited's ownership of the partnership interests in the LP Operating Subs, neither the Partnership nor the Operating Company own, and at the Closing Date and the Option Closing Date, neither will own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than its ownership of its partnership interests in the Partnership, the General Partner does not own, and at the Closing Date and the Option Closing Date will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

          (q)   No Preemptive Rights, Registration Rights or Options. Except as described in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or member interests of the Partnership Entities, in each case pursuant to the partnership agreement or limited liability company agreement of such entity or the certificates of limited partner or formation or incorporation, bylaws and other organizational documents or any other agreement or instrument to which any of such entities is a party or by which any one of them may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership, other than the Units to be sold hereunder by the Selling Unitholders and other than as have been waived. Except as described in the Prospectus, there are no outstanding options or warrants to purchase any partnership or member interests in any Partnership Entity.

          (r)   Authority and Authorization. The Partnership has all requisite power and authority to issue, sell and deliver the Units to be sold by it hereunder, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement and the Registration Statement and the Prospectus. At the Closing Date and the Option Closing Date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by the MarkWest Parties or the Operating Subs or any of their stockholders, members or partners for the authorization, issuance, sale and delivery of the Units to be sold by the Partnership hereunder and the consummation of the transactions contemplated by this Agreement, shall have been validly taken.

          (s)   Enforceability of the Underwriting Agreement. This Agreement has been duly authorized, validly executed and delivered by each of the MarkWest Parties, and constitutes the valid and legally binding agreement of each of the MarkWest Parties, enforceable against each of them in accordance with its terms; provided that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided, further, that the indemnity and contribution provisions hereunder may be limited by applicable laws and public policy.

          (t)    Enforceability of Other Agreements. At or before the Closing Date:

            (i)    The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;

            (ii)   The Operating Company LLC Agreement has been duly authorized, executed and delivered by the Partnership is a valid and legally binding agreement of the Partnership, enforceable against it in accordance with its terms;

            (iii)  The General Partner LLC Agreement has been duly authorized, executed and delivered by MarkWest and is a valid and legally binding agreement of MarkWest, enforceable against it in accordance with its terms;

            (iv)  Each of the Operating Subs LLC Agreements has been duly authorized, executed and delivered by the the Operating Company and is a valid and legally binding agreement of the applicable Operating Sub, enforceable against it in accordance with its terms;

            (v)   Each of the Operating Subs Partnership Agreements has been duly authorized, executed and delivered by Texas GP and Texas Limited and is a valid and binding agreement of Texas GP and Texas Limited, enforceable against Texas GP and Texas Limited in accordance with its terms; and

            (vi)  The Bank Credit Agreement has been duly authorized, executed and delivered by the Operating Company and the Partnership and is a valid and binding agreement of the Operating Company and the Partnership, enforceable against the Operating Company and the Partnership in accordance with the terms;

  provided that, with respect to each agreement described in this Section 4(t), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and, provided, further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy. The Partnership Agreement, the Operating Company LLC Agreement, the General Partner LLC Agreement, the

  Operating Subs LLC Agreements, the Operating Subs Partnership Agreements and the Bank Credit Agreement are herein collectively referred to as the "Operative Agreements."

          (u)   No Conflicts. None of the offering, issuance and sale by the Partnership of the Units to be sold by it hereunder, the execution, delivery and performance of this Agreement by the MarkWest Parties, or the consummation of the transactions contemplated hereby (i) conflicted, conflicts or will conflict with or constituted, constitutes or will constitute a violation of the agreement of limited partnership, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents of the MarkWest Entities, (ii) conflicted, conflicts or will conflict with or constituted, constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the MarkWest Entities is a party or by which any of them or any of their respective properties may be bound, (iii) violated, violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the MarkWest Entities or any of their properties in a proceeding to which any of them or their property is a party or (iv) resulted, results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the MarkWest Entities, which conflicts, breaches, violations or defaults, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, have a Material Adverse Effect.

          (v)   No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification ("consent") of or with any court, governmental agency or body having jurisdiction over the MarkWest Entities or any of their respective properties is required for the offering, issuance and sale by the Partnership of the Units to be sold by it hereunder in connection with the execution, delivery and performance of this Agreement by the MarkWest or the consummation by the MarkWest Parties of the transactions contemplated by this Agreement, except for such consents required under the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act") and state securities or "Blue Sky" laws.

          (w)  No Default. None of the MarkWest Entities is (i) in violation of its certificate or agreement of limited partnership, limited liability company agreement, certificate of incorporation or bylaws or other organizational documents, (ii) in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it or (iii) in breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation in the case of clause (ii) or (iii) would, if continued, have a Material Adverse Effect or could materially impair the ability of any of the MarkWest Parties to perform their obligations under this Agreement or the Operative Agreements. To the knowledge of the MarkWest Parties, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the MarkWest Entities is a party or by which any of them is bound or to which any of their properties is subject, is in default under any such agreement, which breach, default or violation would, if continued, have a Material Adverse Effect.

          (x)   Conformity of Securities to Descriptions in the Prospectus. The Units, when issued and delivered against payment therefor as provided herein, and the Subordinated Units and the Incentive Distribution Rights will conform in all material respects to the descriptions thereof contained in the Prospectus.

          (y)   Independent Public Accountants. The accountants, PricewaterhouseCoopers LLP, who have certified or shall certify the audited financial statements included in the Registration Statement and the Prospectus (or any amendment or supplement thereto), are independent public accountants with respect to the Partnership and the General Partner as required by the 1933 Act and the 1933 Act Rules and Regulations. The accountants, BKD, LLP, who have certified or shall certify the audited financial statements included in the Registration Statement and the Prospectus (or any amendment or supplement thereto), are independent public accountants with respect to the Partnership and the General Partner as required by the 1933 Act and the 1933 Act Rules and Regulations.

          (z)   Financial Statements. At September 30, 2003, the Partnership would have had, on the consolidated pro forma basis indicated in the Prospectus (and any amendment or supplement thereto), a capitalization as set forth therein. The historical financial statements (including the related notes and supporting schedules) included in the Registration Statement and the Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods to which they apply and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except to the extent disclosed therein. The summary historical and pro forma financial information set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) under the caption "Summary Historical and Pro Forma Financial and Operating Data" and the selected historical and pro forma financial information set forth under the caption "Selected Historical and Pro Forma Financial and Operating Data" is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements and pro forma financial statements, as applicable, from which it has been derived. The pro forma financial statements of the Partnership included in the Registration Statement and the Prospectus (and any amendment or supplement thereto) have been prepared in all material respects in accordance with the applicable accounting requirements of Article 11 of Regulation S-X of the Commission; the assumptions used in the preparation of such pro forma financial statements are, in the opinion of the management of the General Partner, reasonable; and the pro forma adjustments reflected in such pro forma financial statements have been properly applied to the historical amounts in compilation of such pro forma financial statements.

          (aa) No Material Adverse Change. None of the MarkWest Entities has sustained since the date of the latest audited financial statements included in the Registration Statement and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus. Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), (i) none of the MarkWest Entities has incurred any liability or obligation, indirect, direct or contingent, or entered into any transactions, not in the ordinary course of business, that, singly or in the aggregate, is material to the Partnership Entities, (ii) there has not been any material change in the capitalization, or material increase in the short-term debt or long-term debt, of the MarkWest Entities and (iii) there has not been any material adverse change, or any development involving or which may reasonably be expected to involve, singly or in the aggregate, a prospective material adverse change in or affecting the general affairs, business, prospects, properties, management, condition (financial or other), partners' capital, stockholders' equity, net worth or results of operations of the Partnership Entities.

          (bb) Legal Proceedings or Contracts to be Described or Filed. There are no legal or governmental proceedings pending or, to the knowledge of the MarkWest Parties, threatened, against any of the MarkWest Entities, or to which any of the MarkWest Entities is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the 1933 Act.

          (cc) Title to Properties. The Partnership Entities have good and indefeasible title to all real property and good title to all personal property described in the Prospectus as owned by the MarkWest Entities, free and clear of all liens, claims, security interests, or other encumbrances, except (1) as described, and subject to limitations contained, in the Registration Statement or Prospectus or (2) such as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Registration Statement and the Prospectus.

          (dd) Rights-of-Way. Each of the Partnership Entities has such consents, easements, rights-of-way, permits or licenses from each person (collectively, "rights-of-way") as are necessary to conduct its business in the manner described, and subject to the limitations contained, in the Prospectus, except for (i) qualifications, reservations and encumbrances that would not have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; other than as set forth, and subject to the limitations contained, in the Prospectus, each of the Partnership Entities has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect; and, except as described in the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.

          (ee) Permits. Each of the Partnership Entities has, or at the Closing Date will have, such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities ("permits") as are necessary to own its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Registration Statement and the Prospectus and except for such permits that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect; each of the Partnership Entities has fulfilled and performed all its material obligations with respect to such permits which are due to have been fulfilled and performed by such date in the manner described, and subject to the limitations contained, in the Prospectus and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, except for such revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect; and, except as described in the Registration Statement and the Prospectus, none of such permits contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.

          (ff)  Books and Records. The Partnership (i) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets and (ii) maintains systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (gg) Tax Returns. Each of the MarkWest Entities has filed (or has obtained extensions with respect to) all material federal, state and foreign income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due, if any, pursuant to such returns, other than those (i) which are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) which, if not paid, would not have a Material Adverse Effect.

          (hh) Investment Company/Public Utility Holding Company. None of the MarkWest Entities is now, and after sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption "Use of Proceeds," none of the MarkWest Entities will be, (i) an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "public utility company," "holding company" or a "subsidiary company" of a "holding company", under the Public Utility Holding Company Act of 1935, as amended.

          (ii)   Environmental Compliance. Except as described in the Prospectus, the Partnership Entities (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) ("Environmental Laws"), (ii) have received all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permit and (iv) do not have any liability in connection with the release into the environment of any Hazardous Materials, except where such noncompliance with Environmental Laws, failure to receive required permits, or failure to comply with the terms and conditions of such permits or liability in connection with such releases would not, individually or in the aggregate, have a Material Adverse Effect. The term "Hazardous Material" means (A) any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any "hazardous waste" as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

          (jj)   No Labor Dispute. No material labor dispute with the employees of the MarkWest Entities exists or, to the knowledge of the MarkWest Parties, is imminent.

          (kk) Insurance. The MarkWest Entities maintain insurance covering the properties, operations, personnel and businesses of the Partnership Entities against such losses and risks as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated. None of the MarkWest Entities has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance, and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date.

          (ll)   Litigation. Except as described in the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the MarkWest Parties, threatened, to which any of the Partnership Entities is or may be a party or to which the business or property of any of the Partnership Entities is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or proposed by any governmental agency and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Partnership Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably likely to (A) individually or in the aggregate have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and issuance of the Units, or (C) in any manner draw into question the validity of this Agreement or any Operative Agreement.

          (mm) No Distribution of Other Offering Materials. None of the Partnership Entities has distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Units, will not distribute, any prospectus (as defined under the 1933 Act) in connection with the offering and sale of the Units other than the Registration Statement, the Preliminary Prospectus, the Prospectus or other materials, if any, permitted by the 1933 Act, including Rule 134 of the 1933 Act Rules and Regulations.

          (nn) Listing. The Units have been approved for listing on the American Stock Exchange, subject only to official notice of issuance.

          (oo) Stabilization. None of the Partnership Entities (i) has taken, and none of such persons shall take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Units to facilitate the sale or resale of the Common Units in violation of any law, rule or regulation or (ii) since the initial filing of the Registration Statement, except as contemplated by this Agreement, (A) has sold, bid for, purchased or paid anyone any compensation for soliciting purchases of the Common Units or (B) has paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Partnership.

          Any certificate signed by any officer of any MarkWest Party and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by such MarkWest Party to each Underwriter as to the matters covered thereby.

        5.     Representations, Warranties and Agreements of the Selling Unitholders. Each Selling Unitholder severally represents, warrants and agrees with each Underwriter that:

          (a)   No Material Misstatements or Omissions. With respect to any statements or omissions, if any, made in the Registration Statement and the Prospectus in reliance upon and in conformity with information furnished to the Partnership by such Selling Unitholder expressly for use therein, (i) neither the Registration Statement nor any amendment thereto, as of the applicable effective date, contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and (ii) neither the Preliminary Prospectus, the Prospectus nor any supplement thereto contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b)   Knowledge of Material Facts. Such Selling Unitholder is not prompted by any information concerning the MarkWest Entities which is not set forth in the Prospectus to sell its Units pursuant to this Agreement.

          (c)   Formation and Due Qualification of the Selling Unitholder. In the event that such Selling Unitholder is a corporation, such Selling Unitholder has been duly incorporated and is validly existing in good standing as a corporation under the laws of the jurisdiction of its incorporation; in the event that such Selling Unitholder is a limited partnership, such Selling Unitholder has been duly formed and is validly existing in good standing as a limited partnership under the laws of the jurisdiction of its formation; and, in the event that such Selling Unitholder is a limited liability company, such Selling Unitholder has been duly formed and is validly existing under the laws as a limited liability company of the jurisdiction of its formation.

          (d)   Title to Firm Units. Such Selling Unitholder has, and on the Closing Date will have, valid title to, or a valid "security entitlement" within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Units to be sold by such Selling Unitholder free and clear of all security interests, claims, liens, equities or other.

          (e)   Transfer of Title. Delivery of the Firm Units to be sold by such Selling Unitholder and payment therefor pursuant to this Agreement will pass valid title to such Firm Units, free and clear of any adverse claim within the meaning of Section 8-102 of the New York Uniform Commercial Code, to each Underwriter who has purchased such Firm Units without notice of an adverse claim.

          (f)    Power of Attorney and Custody Agreement. Such Selling Unitholder has placed in custody under the Custody Agreement dated as of                        , 2004 (the "Custody Agreement") furnished to such Selling Unitholder and duly executed and delivered by such Selling Unitholder to the Partnership, as custodian (the "Custodian"), for delivery under this Agreement, certificates in negotiable form (with signature guaranteed by a commercial bank or trust company having an office or correspondent in the United States or a member firm of the New York Stock Exchange) representing the Firm Units to be sold by such Selling Unitholder hereunder. Such Selling Unitholder specifically agrees that the Firm Units represented by the certificates so held in custody for such Selling Unitholder are subject to the interest of the Underwriters, that the arrangements made by such Selling Unitholder for custody are to that extent irrevocable except as provided in the Custody Agreement and in the Power of Attorney dated as of                         , 2004 (the "Power of Attorney") and that the obligations of such Selling Unitholder hereunder shall not be terminated by any act of such Selling Unitholder, by operation of law or the occurrence of any other event. Such Selling Unitholder has duly and irrevocably executed and delivered a Power of Attorney appointing                        and                         as such Selling Unitholder's Attorneys-in-Fact (the "Attorneys-in-Fact") upon the terms and subject to the conditions set forth therein to execute and deliver this Agreement and to take certain other action on behalf of such Selling Unitholder as may be necessary or desirable in connection with the transactions contemplated by this Agreement and the Custody Agreement.

          (g)   Authority and Authorization. Such Selling Unitholder has all requisite power, authority and capacity to enter into this Agreement, the Power of Attorney and the Custody Agreement and to, sell and deliver its Firm Units in accordance with and upon the terms and conditions set forth in this Agreement, and the Registration Statement and the Prospectus. At the Closing Date all action required to be taken by such Selling Unitholder or, if applicable, its stockholders, members or partners, for the sale and delivery of such Firm Units and the consummation of the transactions contemplated by this Agreement shall have been validly taken.

          (h)   Enforceability of this Agreement. This Agreement, the Power of Attorney and the Custody Agreement have been duly authorized (if such Selling Unitholder is not an individual), executed and delivered by such Selling Unitholder and constitute the valid and legally binding agreements of such Selling Unitholder enforceable against such Selling Unitholder in accordance with their terms, provided that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided, further, that the indemnity and contribution provisions hereunder may be limited by federal or state securities laws.

          (i)    No Conflicts. Neither the offering nor the sale by such Selling Unitholder of the Firm Units, the execution, delivery and performance by such Selling Unitholder of this Agreement, the Power of Attorney and the Custody Agreement or the consummation by such Selling Unitholder of the transactions contemplated hereby or thereby (i) conflicts with or constitutes a violation of the organizational documents of such Selling Unitholder, if not an individual, (ii) conflicts with or constitutes a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under any material indenture, mortgage, deed of trust, loan agreement, lease or other material agreement or instrument to which such Selling Unitholder is a party or by which any of it or any of its respective properties may be bound, (iii) violates any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to such Selling Unitholder or any of its properties in a proceeding to which it or its property is a party or (iv) results in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Selling Unitholder.

          (j)    Stabilization. Such Selling Unitholder (i) has not taken, and such Selling Unitholder shall not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of Common Units to facilitate the sale or resale of the Common Units in violation of any law, rule or regulation or (ii) since the initial filing of the Registration Statement, except as contemplated by this Agreement, (A) has not sold, bid for, purchased or paid anyone any compensation for soliciting purchases of the Common Units or (B) has not paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Partnership.

          (k)   No Consents. No consent of any court, governmental agency or body having jurisdiction over such Selling Unitholder or any of its respective properties is required for the offering and sale by such Selling Unitholder of its Firm Units, the execution, delivery and performance of this Agreement, the Power of Attorney and the Custody Agreement or the consummation by such Selling Unitholder of the transactions contemplated hereby and thereby except for such consents required under the 1933 Act, the 1934 Act, and state securities or "Blue Sky" laws.

        6.     Additional Covenants. The MarkWest Parties covenant and agree with the several Underwriters that:

          (a)   The Partnership will timely transmit copies of the Prospectus, and any amendments or supplements thereto, to the SEC for filing pursuant to Rule 424(b) of the 1933 Act Rules and Regulations.

          (b)   The Partnership will deliver to each of the Underwriters, and to counsel for the Underwriters (i) a signed copy of the Registration Statement as originally filed, including copies of exhibits thereto, of any amendments and supplements to the Registration Statement and (ii) a signed copy of each consent and certificate included in, or filed as an exhibit to, the Registration Statement as so amended or supplemented; the Partnership will deliver to the Underwriters as soon as practicable after the date of this Agreement as many copies of the Prospectus as the Underwriters may reasonably request for the purposes contemplated by the 1933 Act; if there is a post-effective amendment to the Registration Statement that is not effective under the 1933 Act, the Partnership will use its best efforts to cause the post-effective amendment to the Registration Statement to become effective as promptly as possible, and it will notify you, promptly after it shall receive notice thereof, of the time when the post-effective amendment to the Registration Statement has become effective; the Partnership will promptly advise the Underwriters of any request of the SEC for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and of the issuance by the SEC or any state or other jurisdiction or other regulatory body of any stop order under the 1933 Act or other order suspending the effectiveness of the Registration Statement (as amended or supplemented) or preventing or suspending the use of the Preliminary Prospectus or the Prospectus or suspending the qualification or registration of the Units for offering or sale in any jurisdiction, and of the institution or threat of any proceedings therefor, of which the Partnership shall have received notice or otherwise have knowledge prior to the completion of the distribution of the Units; and the Partnership will use its best efforts to prevent the issuance of any such stop order or other order and, if issued, to secure the prompt removal thereof.

          (c)   The Partnership will not file any amendment or supplement to the Registration Statement, the Prospectus (or any other prospectus relating to the Units filed pursuant to Rule 424(b) of the 1933 Act Rules and Regulations that differs from the Prospectus as filed pursuant to such Rule 424(b)), of which the Underwriters shall not previously have been advised or to which the Underwriters shall have reasonably objected in writing after being so advised unless the Partnership shall have determined based upon the advice of counsel that such amendment or supplement is required by law; and the Partnership will promptly notify you after it shall have received notice thereof of the time when any amendment to the Registration Statement becomes effective or when any supplement to the Prospectus has been filed.

          (d)   During the period when a prospectus relating to any of the Units is required to be delivered under the 1933 Act by any Underwriter or dealer, the Partnership will comply, at its own expense, with all requirements imposed by the 1933 Act and the 1933 Act Rules and Regulations, so far as necessary to permit the continuance of sales of or dealing in the Units during such period in accordance with the provisions hereof and as contemplated by the Prospectus.

          (e)   If, during the period when a prospectus relating to any of the Units is required to be delivered under the 1933 Act by any Underwriter or dealer, (i) any event relating to or affecting the Partnership or of which the Partnership shall be advised in writing by the Underwriters shall occur as a result of which, in the opinion of the Partnership or the counsel for the Underwriters, the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it shall be necessary to amend or supplement the Registration Statement or the Prospectus to comply with the 1933 Act, the 1933 Act Rules and Regulations, the 1934 Act or the 1934 Act Rules and Regulations, the Partnership will forthwith at its expense prepare and file with the SEC, and furnish to the Underwriters a reasonable number of copies of, such amendment or supplement or other filing that will correct such statement or omission or effect such compliance.

          (f)    During the period when a prospectus relating to any of the Units is required to be delivered under the 1933 Act by any Underwriter or dealer, the Partnership will furnish such proper information as may be lawfully required and otherwise cooperate with you in qualifying the Units for offer and sale under the securities or blue sky laws of such jurisdictions as the Underwriters may reasonably designate and will file and make such statements or reports as are or may be reasonably necessary; provided, however, that the Partnership shall not be required to qualify as a foreign corporation or to qualify as a dealer in securities or to file a general consent to service of process under the laws of any jurisdiction.

          (g)   In accordance with Section 11(a) of the 1933 Act and Rule 158 of the 1933 Act Rules and Regulations, the Partnership will make generally available to its security holders, an earning statement (which need not be audited) in reasonable detail covering the 12-month period beginning not later than the first day of the month next succeeding the month in which occurred the effective date (within the meaning of Rule 158) of the Registration Statement as soon as practicable after the end of such period.

          (h)   The Partnership will furnish or make available to its security holders annual reports containing financial statements audited by independent public accountants and quarterly reports containing financial statements and financial information which may be unaudited. The Partnership will, for a period of two years from the Closing Date, furnish or make available to the Underwriters a copy of each annual report, quarterly report, current report and all other documents, reports and information furnished by the Partnership to holders of Units or filed with any securities exchange or market pursuant to the requirements of such exchange or market or with the SEC pursuant to the 1933 Act or the 1934 Act. The Partnership will deliver or make available to the Underwriters similar reports with respect to any significant subsidiaries, as that term is defined in the 1933 Act Rules and Regulations, which are not consolidated in the Partnership's financial statements. Any report, document or other information required to be furnished or made available under this paragraph (h) shall be furnished as soon as practicable after such report, document or information becomes publicly available.

          (i)    The Partnership, MW Michigan and the General Partner will not, during the 90 days after the date of the Prospectus, without the prior written consent of A.G. Edwards & Sons, Inc., directly or indirectly, offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of any Common Units, any securities convertible into, or exercisable or exchangeable for, Common Units (other than the Subordinated Units) or any other rights to acquire such Common Units, other than (1) pursuant to employee benefit plans as in existence as of the date of the Prospectus or (2) in connection with accretive acquisitions of assets or businesses pursuant to Section 5.7(b) or 5.7(c) of the Partnership Agreement in which such Common Units are issued as consideration; provided, however, that with respect to clause (1) above, any recipient of Common Units will furnish to A.G. Edwards & Sons, Inc. a letter substantially similar to that required by Section 5(m) below with respect to the period between the date of any such issuance and the date 90 days after the date of the Prospectus.

          (j)    The Partnership will apply the proceeds from the sale of the Units as set forth in the description under "Use of Proceeds" in the Prospectus.

          (k)   The Partnership will promptly provide you with copies of all correspondence to and from, and all documents issued to and by, the SEC in connection with the registration of the Units under the 1933 Act.

          (l)    The Partnership will use its best efforts to obtain approval for, and maintain the listing of the Units on, the American Stock Exchange.

          (m)  The Partnership will cause its directors and executive officers to furnish to you, on or prior to the date of this Agreement, a letter or letters, in form and substance satisfactory to counsel for the Underwriters, pursuant to which each such person shall agree not to directly or indirectly, offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of any Common Units, or any securities convertible into, or exercisable or exchangeable for, Common Units (other than Subordinated Units) or any other rights to acquire such Common Units, during the 90 days after the date of the Prospectus, without the prior written consent of A.G. Edwards & Sons, Inc.

          (n)   If the Partnership elects to rely on Rule 462(b) under the 1933 Act, the Partnership shall both file an Abbreviated Registration Statement with the SEC in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 of the 1933 Act by the earlier of (i) 10:00 p.m., New York time, on the date of this Agreement, and (ii) the time that confirmations are given or sent, as specified by Rule 462(b)(2).

        7.     Covenants of the Selling Unitholder. Each Selling Unitholder severally agrees:

          (a)   Such Selling Unitholder will not, during the 90 days after the date of the Prospectus, without the prior written consent of A.G. Edwards & Sons, Inc., directly or indirectly, offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of any Common Units, or any securities convertible into, or exercisable or exchangeable for, Common Units or any other rights to acquire such Common Units.

          (b)   To deliver to the Underwriters at the Closing Date a properly completed and executed United States Treasury Department Form W-9.

          (c)   To pay the fees and expenses of counsel other than Hogan & Hartson L.L.P. for which the Partnership has agreed to pay pursuant to Section 13 herein and any transfer taxes payable in connection with its sale of the Firm Units to the Underwriters.

          (d)   To deliver to the Attorneys-in-Fact such documentation as the Attorneys-in-Fact, the Partnership or the Underwriters or their counsel may reasonably request to effectuate any of the provisions hereof, the Custody Agreement or the Power of Attorney, all of the foregoing to be in form and substance reasonably satisfactory to the Attorneys-in-Fact and the Underwriters.

        8.     Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase and pay for the Units, as provided herein, shall be subject to the accuracy, as of the date hereof and as of the Closing Date (and, if applicable, the Option Closing Date), of the representations and warranties of the MarkWest Parties and the Selling Unitholders contained herein, to the performance by the MarkWest Parties and the Selling Unitholders of their covenants and obligations hereunder, and to the following additional conditions:

          (a)   The Registration Statement and all post-effective amendments thereto shall have become effective not later than 5:30 p.m., New York time, on the date hereof, or, with your consent, at a later date and time, not later than 1:00 p.m., New York time, on the first business day following the date hereof, or at such later date and time as may be approved by the Underwriters; if the Partnership has elected to rely on Rule 462(b) under the 1933 Act, the Abbreviated Registration Statement shall have become effective not later than the earlier of (x) 10:00 p.m. New York time, on the date hereof, or (y) at such later date and time as may be approved by the Underwriters. All filings required by Rule 424 and Rule 430A of the 1933 Act Rules and Regulations shall have been made. No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Partnership or any Underwriter, threatened or contemplated by the SEC, and any request of the SEC for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Underwriters.

          (b)   No Underwriter shall have advised the Partnership on or prior to the Closing Date (and, if applicable, the Option Closing Date), that the Registration Statement or Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of counsel to the Underwriters, is material, or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (c)   On the Closing Date (and, if applicable, the Option Closing Date), you shall have received the opinion of Vinson & Elkins L.L.P. counsel for the Partnership, addressed to you and dated the Closing Date (and, if applicable, the Option Closing Date), to the effect that:

            (i)    The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware LP Act with all necessary partnership power and authority to own or lease its properties and to conduct its business in all material respects as described in the Registration Statement and the Prospectus. The Partnership is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of the jurisdictions set forth on Exhibit A to this Agreement.

            (ii)   Each of the General Partner, the Operating Company, MarkWest Appalachia LLC, Texas LP and Texas Limited has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act with all necessary limited liability company power and authority to own or lease its properties and to conduct its business in all material respects as described in the Registration Statement and the Prospectus. The General Partner has all necessary limited liability company power and authority to act as general partner of the Partnership. Texas GP has all necessary limited liability company power and authority to act as general partner of each of the LP Operating Subs. Each of the General Partner, the Operating Company and MarkWest Appalachia LLC, Texas LP and Texas Limited is duly registered or qualified as a foreign limited liability company for the transaction or business under the laws of the jurisdictions set forth on Exhibit A to this Agreement.

            (iii)  Each of the LP Operating Subs has been duly formed and is validly existing in good standing as a limited partnership under the Texas LP Act with all necessary limited partnership power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the Registration Statement and the Prospectus. Each of the LP Operating Subs is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of the jurisdictions set forth on Exhibit A to this Agreement.

            (iv)  MarkWest has been duly incorporated and is validly existing in good standing as a corporation under the DGCL with all necessary corporate power and authority to own or lease its properties and to conduct its business in all material respects as described in the Registration Statement and the Prospectus.

            (v)   The General Partner is the sole general partner of the Partnership. The General Partner owns a 2% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns its general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

            (vi)  All outstanding Common Units and Subordinated Units and the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership Agreement—Limited Liability").

            (vii) MarkWest owns            Subordinated Units, MW Michigan owns            Subordinated Units, the Management Groups owns            Subordinated Units as described in the Prospectus and the General Partner owns all of the Incentive Distribution Rights, in each case free and clear of all liens, encumbrances (except restrictions on transferability as described in the Prospectus or liens or encumbrances granted by members of the Management Group), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming MarkWest, MW

    Michigan, any member of the Management Group or the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware, (ii) arising under the Bank Credit Agreement or the Parent Credit Agreement or (iii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

            (viii)   The Units to be issued and sold to the Underwriters by the Partnership pursuant to this Agreement and the limited partner interests represented thereby have been duly authorized by the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership Agreement—Limited Liability").

            (ix)  MarkWest owns of record 89.7% of the issued and outstanding membership interests of the General Partner and the Management Group owns of record 10.3% of the issued and outstanding membership interests of the General Partner as described in the Prospectus. Such membership interests have been duly authorized and validly issued and are fully paid and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and MarkWest and the Management Group own such membership interests free and clear of all liens, encumbrances (except liens or encumbrances granted by members of the Management Group), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming MarkWest or any member of the Management Group as debtor is on file in the office of the Secretary of State of the State of Delaware, (ii) arising under the Bank Credit Agreement or the Parent Credit Agreement or (iii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

            (x)   The Partnership owns a 100% membership interest in the Operating Company; such membership interest has been duly authorized and validly issued in accordance with the Operating Company LLC Agreement and is fully paid (to the extent required under the Operating Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Partnership will own such membership interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

            (xi)  The Operating Company owns of record 100% of the issued and outstanding membership interests in each of MarkWest Appalachia LLC, Texas GP and Texas Limited (collectively, the "Delaware LLC Operating Subs"); the membership interests of each of the Delaware LLC Operating Subs have been duly authorized and validly issued in accordance with its respective limited liability company agreement and are fully paid (to the extent required under the its respective limited liability company agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Operating Company owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Company as debtor is on file in the office of the Secretary of State of the State of

    Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

            (xii) Texas GP is the sole general partner of each of the LP Operating Subs with a            % general partner interest in each of the LP Operating Subs; each such general partner interest has been duly authorized and validly issued in accordance with the Operating Subs Partnership Agreements, and Texas GP owns each such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Texas naming Texas GP as a debtor is on file in the office of the Secretary of State of the State of Texas or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Texas LP Act and other than those arising under the Bank Credit Agreement. Texas Limited is the sole limited partner of each of the LP Operating Subs with a            % limited partner interest in each of the LP Operating Subs; each such limited partner interest has been duly authorized and validly issued in accordance with the Operating Subs Partnership Agreements and is fully paid (to the extent required under the Operating Subs Partnership Agreements) and nonassessable (except as such nonassessability may be affected by Sections 3.03, 5.02 and 6.07 of the Texas LP Act); and Texas Limited owns such limited partner interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Texas naming Texas Limited as a debtor is on file in the office of the Secretary of State of the State of Texas or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Texas LP Act and other than those arising under the Bank Credit Agreement.

            (xiii)   Except as described in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restrictions upon the voting or transfer of, (i) any limited partner interests of the Partnership, (ii) any membership interests of the General Partner, the Operating Company or the Delaware LLC Operating Subs or (iii) any partnership interests of the LP Operating Subs pursuant to the Partnership Agreement, the General Partner LLC Agreement, the Operating Company LLC Agreement, the limited liability company agreements of the Delaware LLC Operating Subs or the Operating Subs Partnership Agreements, respectively, or, to the knowledge of such counsel, any other agreement or instrument listed as an exhibit to the Registration Statement to which such entities are a party or by which any of them may be bound. To the knowledge of such counsel and except as described in the Partnership Agreement, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership, other than the Units to be sold hereunder by the Selling Unitholders and other than as have been waived. To such counsel's knowledge, except as described in the Prospectus, there are no outstanding options or warrants to purchase any partnership or any membership interests in the Partnership, the Operating Company, the Delaware LLC Operating Subs or the LP Operating Subs.

            (xiv) Each of the Operative Agreements (other than the Bank Credit Agreement) to which any of the MarkWest Parties, the Delaware LLC Operating Subs or the LP Operating Subs is a party has been duly authorized and validly executed and delivered by such entity that is a party thereto, and assuming due authorization, execution and delivery by each entity to such agreement other than such parties, each of the Operative Agreements (other than any Operative Agreements governed by law other than Texas, New York or Delaware law and other than the Bank Credit Agreement, as to which such counsel need not express any opinion) constitutes a valid and legally binding agreement of the MarkWest Parties, the

    Delaware LLC Operating Subs or the LP Operating Subs that are parties thereto, enforceable against such entity in accordance with its respective terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to the fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

            (xv) The Partnership has all requisite power and authority to issue, sell and deliver the Units to be sold by its hereunder, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement and the Prospectus.

            (xvi) This Agreement has been duly authorized and validly executed and delivered by each of the MarkWest Parties.

            (xvii)   None of the offering, issuance and sale by the Partnership of the Units to be sold by it hereunder, the execution, delivery and performance of this Agreement by the MarkWest Parties, or the consummation of the transactions contemplated hereby (i) constitutes or will constitute a violation of the agreement of limited partnership, limited liability company agreement, certificate or articles of incorporation or bylaws of any of the MarkWest Delaware Parties, (ii) constitutes or will constitute a violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such default) under, any Operative Agreement (other than any Operative Agreement governed by law other than Texas, New York or Delaware law and other than the Bank Credit Agreement), (iii) violates or will violate the Delaware LP Act, the Delaware LLC Act, the DGCL, Texas law, New York law or federal law or (iv) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the MarkWest Delaware Parties, which conflicts, breaches, violations, defaults or liens, in the case of clauses (ii), (iii), or (iv) would, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Partnership Entities taken as a whole.

            (xviii)   No permit, consent, approval, authorization, order, registration, filing or qualification ("consent") under the Delaware LP Act, the Delaware LLC Act, the DGCL, Texas law or federal law is required for the offering, issuance and sale by the Partnership of the Units to be sold by it hereunder, the execution, delivery and performance of this Agreement by the MarkWest Parties or the consummation by the MarkWest Parties of the transactions contemplated by this Agreement, except (i) for such consents required under the 1933 Act, the 1934 Act or under state securities or "Blue Sky" laws, as to which such counsel need not express any opinion, or, (ii) for such consents which have been obtained or made.

            (xix) The statements (i) in the Registration Statement and Prospectus under the captions "Cash Distribution Policy," "Certain Relationships and Related Transactions," "Conflicts of Interest and Fiduciary Responsibilities," "Description of the Common Units" and "The Partnership Agreement" and (ii) Items 14 and 15 of Part II of the Registration Statement accurately describe in all material respects the portions of the documents addressed thereby and, insofar as they purport to constitute summaries of law or legal conclusions, are accurate in all material respects; the description of the statutes and regulations set forth in the Registration Statement and Prospectus under the caption "Business—Environmental Matters" accurately describe in all material respects the portions of the statutes and regulations addressed thereby; and the Common Units, the Subordinated Units and the Incentive Distribution Rights conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus under the captions "Prospectus Summary—The

    Offering," "Cash Distribution Policy," "Description of the Common Units" and "The Partnership Agreement."

            (xx) The opinion of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

            (xxi) The Registration Statement was declared effective under the 1933 Act on                        , 2004; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.

            (xxii)   The Registration Statement and the Prospectus (except for the financial statements and the notes and the schedules thereto, and the other financial, statistical and accounting data included in the Registration Statement or the Prospectus, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the 1933 Act Rules and Regulations.

            (xxiii)   To the knowledge of such counsel, (i) there are no legal or governmental proceedings pending or threatened against any of the MarkWest Entities or to which any of the MarkWest Entities is a party or to which any of their respective properties is subject that are required to be described in the Prospectus but are not so described as required and (ii) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the 1933 Act.

            (xxiv)   None of the MarkWest Delaware Parties is an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

            (xxv) None of the Partnership, the General Partner or the Operating Company is a "public utility company" or a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the MarkWest Entities, the independent public accountants of the Partnership, and the Underwriters, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement and the Prospectus (except to the extent specified in the foregoing opinion), based on the foregoing, no information has come to such counsel's attention that causes such counsel to believe that the Registration Statement (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors' reports thereon, and (ii) the other financial, statistical and reserve data included therein, as to which such counsel need not comment), as of its effective date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors' reports thereon, and (ii) the other financial, statistical and reserve data included therein, as to which such counsel need not comment), as of its issue date and the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon representations of the MarkWest Parties set forth in this Agreement and upon certificates of officers and employees of the MarkWest Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act, the DGCL, Texas law and the contract law of the State of New York, (D) with respect to the opinions expressed in paragraphs (i) through (iii) above as to the due qualification or registration as a foreign limited partnership, corporation or limited liability company, as the case may be, of each of the MarkWest Entities, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the states listed on Exhibit A hereto (each of which shall be dated as of a date not more than fourteen days prior to the Closing Date and shall be provided to you), and (E) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the other MarkWest Parties may be subject.

          (d)   On the Closing Date (and, if applicable, the Option Closing Date), you shall have received the opinion of Hogan & Hartson L.L.P., counsel for the Partnership and the Selling Unitholders, addressed to you and dated the Closing Date (and, if applicable, the Option Closing Date), to the effect that:

            (i)    MW Michigan has been duly incorporated and is validly existing in good standing as a corporation under the CBCA with all necessary corporate power and authority to own or lease its properties and to conduct its business in all material respects as described in the Registration Statement and the Prospectus.

            (ii)   MarkWest owns of record 100% of the issued and outstanding capital stock of MW Michigan free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Colorado naming MarkWest as debtor is on file in the office of the Secretary of State of the State of Colorado or (ii) otherwise known to such counsel, without independent investigation.

            (iii)  In the event that any Selling Unitholder is a corporation, such Selling Unitholder has been duly incorporated and is validly existing in good standing as a corporation under the laws of the jurisdiction of its incorporation; in the event that any Selling Unitholder is a limited partnership, such Selling Unitholder has been duly formed and is validly existing in good standing as a limited partnership under the laws of the jurisdiction of its formation; and, in the event that any Selling Unitholder is a limited liability company, such Selling Unitholder has been duly formed and is validly existing under the laws as a limited liability company of the jurisdiction of its formation.

            (iv)  This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Unitholder.

            (v)   The Power of Attorney and related Custody Agreement with respect to such Selling Unitholder have been duly authorized, executed and delivered by such Selling Unitholder and constitute the valid and legally binding agreements of such Selling Unitholder enforceable against such Selling Unitholder in accordance with their terms, provided that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (vi)  None of the offering and sale by the Selling Unitholders of the Units, or the execution and delivery by each Selling Unitholder of, and the performance by such Selling Unitholder of its obligations under, this Agreement and the Custody Agreement and Power of Attorney of such Selling Unitholder (i) constitutes or will constitute a violation of the certificate of incorporation or bylaws of such Selling Unitholder (if such Selling Unitholder is a corporation) or the partnership agreement of such Selling Unitholder (if such Selling Unitholder is a limited partnership) or the limited liability company agreement of such Selling Unitholder (if such Selling Unitholder is a limited liability company), (ii) constitutes or will constitute a breach or violation of, or a default under (or an event that, with notice or lapse of time or both, would constitute such a default) of any agreement or other instrument binding upon such Selling Unitholder that has been identified in a certificate provided by such Selling Unitholder as material to such Selling Unitholder or (iii) violates or will violate (a) the laws of the State of Colorado or New York or federal law or the law of any other jurisdiction applicable to the Selling Unitholder or (b) any order, judgment, decree or injunction of any court or government agency or body known to such counsel directed to the Selling Unitholders or any of their properties in a proceeding to which any of them or their properties is a party.

            (vii) Each of the Selling Unitholders has record and, to the knowledge of such counsel, beneficial title to the Firm Units to be sold by such Selling Unitholder free and clear of all security interests, claims, liens, equities and other encumbrances, and each of the Selling Unitholders has the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and Power of Attorney of such Selling Unitholder and to sell, transfer and deliver the Firm Units to be sold by such Selling Unitholder.

            (viii)   Assuming (1) the Underwriters purchase the Firm Units to be sold by such Selling Unitholder without notice of any advance claim (within the meaning of Section 8-105 of the Uniform Commercial Code as currently in effect in the State of New York (the "NYUCC"), (2) the Underwriters make payment therefor as provided herein and in the Custody Agreement, (3) such Firm Units are delivered to the Underwriters in accordance with the provisions of the Custody Agreement and (4) the Underwriters obtain control of such Firm Units (within the meaning of Section 8-106 of the NYUCC), the Underwriters will acquire all of the Selling Unitholder's rights and interests in the Firm Units sold by such Selling Unitholder free of any adverse claim (within the meaning of Section 8-102(a)(1) of the NYUCC).

            (ix)  No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court of the United States or the States of New York or Delaware or any other governmental body or agency or any court having jurisdiction over such Selling Unitholder is required to be obtained or made by such Selling Unitholder for the consummation of the transactions contemplated by the Custody Agreement or this Agreement in connection with the sale of the Firm Units sold by such Selling Unitholder, except for (a) any such consent, approval, authorization, order or qualification which has been obtained and is in full force and effect, (b) such as have been obtained or made under the 1933 Act and the 1934 Act and (c) such consents, approvals, authorizations, orders or qualifications as may be required under state securities or "Blue Sky" laws in connection with the purchase and distribution of the Firm Units by the Underwriters.

          In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the MarkWest Entities, the independent public accountants of the Partnership, and the Underwriters, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement and the Prospectus (except to the extent specified in the foregoing opinion), based on the foregoing, no information has come to such counsel's attention that causes such counsel to believe that the Registration Statement (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors' reports thereon, and (ii) the other financial, statistical and reserve data included therein, as to which such counsel need not comment), as of its effective date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors' reports thereon, and (ii) the other financial, statistical and reserve data included therein, as to which such counsel need not comment), as of its issue date and the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon representations of the MarkWest Parties set forth in this Agreement and upon certificates of officers and employees of the MarkWest Entities and upon information obtained from public officials, (B) rely in respect of matters of fact upon representations of the Selling Unitholder(s) set forth in this Agreement, the Power of Attorney and the Custody Agreement and upon certificates of the Selling Unitholder(s) and upon information obtained from public officials and (C) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine.

          (e)   On the Closing Date, you shall have received the opinion of each of Loomis, Ewert, Parsley, Davis and Gotting, opining as to the law of Michigan, and                        , opining as to the law of Oklahoma, addressed to you and dated the Closing Date (and, if applicable, the Option Closing Date), to the effect that:

            (i)    Each of West Shore LLC, Basin LLC and Michigan Pipeline LLC (collectively, the "Michigan LLC Operating Subs") has been duly formed and is validly existing in good standing as a limited liability company under the Michigan LLC Act with all necessary limited liability company power and authority to own or lease its properties owned or leased at the Closing Date (and, if applicable, the Option Closing Date) and to conduct its business in all material respects as described in the Registration Statement and the Prospectus. Each of the Michigan LLC Operating Subs is duly qualified or registered as a foreign limited liability company for the transaction of business under the laws of [insert applicable state]. [Michigan counsel only.]

            (ii)   Western Oklahoma LLC has been duly formed and is validly existing in good standing as a limited liability company under the Oklahoma LLC Act with all necessary limited liability company power and authority to own or lease its properties owned or leased at the Closing Date (and, if applicable, the Option Closing Date) and to conduct its business in all material respects as described in the Registration Statement and the Prospectus. Western Oklahoma LLC is duly qualified or registered as a foreign limited liability company for the transaction of business under the laws of [insert applicable state]. [Oklahoma counsel only.]

            (iii)  The Operating Company owns of record 100% of the issued and outstanding membership interests in each of the Michigan LLC Operating Subs; the membership interests of each of the Michigan LLC Operating Subs have been duly authorized and validly issued in accordance with its respective limited liability company agreement and are fully paid (to the extent required under such limited liability company agreements) and nonassessable; and the Operating Company owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Michigan naming the Operating Company as debtor is on file in the office of the Secretary of State of the State of Michigan or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Michigan LLC Act. [Michigan counsel only.]

            (iv)  The Operating Company owns of record 100% of the issued and outstanding membership interests in Western Oklahoma LLC; the membership interests of Western Oklahoma LLC have been duly authorized and validly issued in accordance with its respective limited liability company agreement and are fully paid (to the extent required under such limited liability company agreements) and nonassessable; and the Operating Company owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming the Operating Company as debtor is on file in the office of the Secretary of State of the State of Oklahoma or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Oklahoma LLC Act. [Oklahoma counsel only.]

            (v)   Except as described in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, (i) any membership interests of [insert applicable MarkWest Entities] pursuant to the limited liability company agreements of [insert applicable MarkWest Entities], respectively, or any other agreement or instrument listed as an exhibit to the Registration Statement to which such entities are a party or by which any of them may be bound. To the knowledge of such counsel, except as described in the Prospectus, there are no outstanding options or warrants to purchase any membership interests in [insert applicable MarkWest Entities].

            (vi)  None of the offering, issuance and sale by the Partnership of the Units to be sold by the Partnership hereunder, the execution, delivery and performance of this Agreement by the MarkWest Parties, or the consummation of the transactions contemplated hereby (i) constitutes or will constitute a violation of the limited liability company agreement of [insert applicable MarkWest Entities], (ii) violates or will violate [Michigan/Oklahoma] law or (iii) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of [insert applicable MarkWest Entities], which conflicts, breaches, violations, defaults or liens, in the case of clauses (ii) or (iii) would, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Partnership Entities taken as a whole.

          In rendering such opinions, such counsel shall state that it (1) relied in respect of matters of fact upon certificates of officers and employees of the MarkWest Entities and upon information obtained from public officials including, without limitation, certificates of foreign qualification for each of the MarkWest Entities provided by the Secretary of State of [insert applicable state] dated as of a recent date with respect to the opinion in paragraphs (i) and (ii) above and (2) assumed that all documents submitted to such counsel as originals are authentic, and all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine.

          The opinions expressed by such counsel may be limited to the laws of the State of [insert applicable state], excepting therefrom municipal and local ordinances and regulations. Such counsel need not express an opinion with respect to (i) title to any of the real or personal property, (ii) the accuracy of descriptions or references to real or personal property, (iii) permits to own or operate any real or personal property, or (iv) with respect to state or local taxes or tax statutes including, without limitation, those to which any of the limited partners of the MarkWest Parties may be subject.

          In rendering such opinion, such counsel shall state that each of the MarkWest Parties, Vinson & Elkins L.L.P., Hogan & Hartson L.L.P. and Baker Botts L.L.P. are hereby authorized to rely upon such opinion letter in connection with the Transactions as if such opinion letter were addressed and delivered to each of them.

          (g)   You shall have received on the Closing Date (and, if applicable, the Option Closing Date), from Baker Botts L.L.P., counsel to the Underwriters, such opinion or opinions, dated the Closing Date (and, if applicable, the Option Closing Date) with respect to such matters as you may reasonably require; and the Partnership shall have furnished to such counsel such documents as they reasonably request for the purposes of enabling them to review or pass on the matters referred to in this Section 8 and in order to evidence the accuracy, completeness and satisfaction of the representations, warranties and conditions herein contained.

          (h)   You shall have received at or prior to the Closing Date from Baker Botts L.L.P. a memorandum or memoranda, in form and substance satisfactory to you, with respect to the qualification for offering and sale by the Underwriters of the Units under state securities or Blue Sky laws of such jurisdictions as the Underwriters may have designated to the Partnership.

          (i)    On the date of this Agreement and on the Closing Date (and, if applicable, the Option Closing Date), you shall have received from PricewaterhouseCoopers LLC, a letter or letters, dated the date of this Agreement and the Closing Date (and, if applicable, the Option Closing Date), respectively, in form and substance satisfactory to you, confirming that they are independent public accountants with respect to the Partnership and the General Partner within the meaning of the 1933 Act and 1933 Act Rules and Regulations, and stating to the effect set forth in Schedule III hereto.

          (j)    On the date of this Agreement and on the Closing Date (and, if applicable, the Option Closing Date), you shall have received from BKD, LLP, a letter or letters, dated the date of this Agreement and the Closing Date (and, if applicable, the Option Closing Date), respectively, in form and substance satisfactory to you, containing statements of the type ordinarily included in accountants' "comfort letters" to underwriters.

          (k)   Except as set forth in the Registration Statement and the Prospectus, (i) none of the Partnership Entities shall have sustained since the date of the latest audited financial statements included in the Registration Statement and in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and (ii) subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), none of the MarkWest Entities shall have incurred any liability or obligation, direct or contingent, or entered into any transactions, and there shall not have been any change in the capital stock or short-term or long-term debt of the

  Partnership Entities or any change, or any development involving or which might reasonably be expected to involve a prospective change in the condition (financial or other), net worth, business, affairs, management, prospects, results of operations or cash flow of the Partnership or its subsidiaries, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material or adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on such Closing Date (and, if applicable, the Option Closing Date) on the terms and in the manner contemplated in the Prospectus.

          (l)    There shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the American Stock Exchange or the establishing on such exchanges or market by the SEC or by such exchanges or markets of minimum or maximum prices which are not in force and effect on the date hereof; (ii) a suspension or material limitation in trading in the Partnership's securities on the American Stock Exchange or the establishing on such market by the SEC or by such market of minimum or maximum prices which are not in force and effect on the date hereof; (iii) a general moratorium on commercial banking activities declared by either federal or any Missouri authorities; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, which in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Units in the manner contemplated in the Prospectus; or (v) any calamity or crisis, change in national, international or world affairs, act of God, change in the international or domestic markets, or change in the existing financial, political or economic conditions in the United States or elsewhere, the effect of which on the financial markets of the United States is such as to make it in your judgment impracticable or inadvisable to proceed with the public offering or the delivery of the Units in the manner contemplated in the Prospectus.

          (m)  You shall have received a certificate, dated the Closing Date (and, if applicable, the Option Closing Date) and signed by the chief executive officer and the chief financial officer of the General Partner, in their capacities as such, stating that:

            (i)    the condition set forth in Section 8(a) has been fully satisfied;

            (ii)   they have examined the Registration Statement and the Prospectus as amended or supplemented and nothing has come to their attention that would lead them to believe that either the Registration Statement or the Prospectus, or any amendment or supplement thereto as of their respective effective, issue or filing dates, contained, and the Prospectus as amended or supplemented and at such Closing Date, contains any untrue statement of a material fact, or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

            (iii)  since the Effective Date, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not been so set forth;

            (iv)  all representations and warranties made herein by the MarkWest Parties are true and correct at such Closing Date, with the same effect as if made on and as of such Closing Date, and all agreements herein to be performed or complied with by the MarkWest Parties on or prior to such Closing Date have been duly performed and complied with by the MarkWest Parties;

            (v)   each of the MarkWest Parties has performed all obligations required to be performed by it pursuant to this Agreement;

            (vi)  no stop order has been issued;

            (vii) the Units have been approved for listing on the American Stock Exchange; and

            (viii)   covering such other matters as you may reasonably request.

          (n)   You shall have received a certificate from each Selling Unitholder, dated the Closing Date and signed by, or on behalf of, the Selling Unitholder, stating that the representations, warranties and agreements of the Selling Unitholder contained herein are true and correct as of the Closing Date and that the Selling Unitholder has complied with all agreements contained herein to be performed by the Selling Unitholder at or prior to the Closing Date.

          (o)   The MarkWest Parties shall not have failed, refused, or been unable, at or prior to the Closing Date (and, if applicable, the Option Closing Date) to have performed any agreement on their part to be performed or any of the conditions herein contained and required to be performed or satisfied by them at or prior to such Closing Date.

          (p)   The Partnership shall have furnished to you at the Closing Date (and, if applicable, the Option Closing Date) such further information, opinions, certificates, letters and documents as you may have reasonably requested.

          (q)   The American Stock Exchange shall have approved the units for listing, subject only to official notice of issuance.

          (r)   You shall have received duly and validly executed letter agreements referred to in Section 6(n) hereof.

        All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and to Baker Botts L.L.P., counsel for the several Underwriters. The Partnership and the Selling Unitholders will furnish you with such signed and conformed copies of such opinions, certificates, letters and documents as you may request.

        If any of the conditions specified above in this Section 8 shall not have been satisfied at or prior to the Closing Date (and, if applicable, the Option Closing Date) or waived by you in writing, this Agreement may be terminated by you on notice to the Partnership and the Selling Unitholders.

        9.     Indemnification and Contribution. (a) The MarkWest Parties, jointly and severally, will indemnify and hold harmless each Underwriter from and against any losses, damages or liabilities, joint or several, to which such Underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus or the Prospectus or in any amendment or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses incurred by such Underwriter in connection with investigating, preparing, pursuing or defending against or appearing as a third party witness in connection with any such loss, damage, liability or action or claim, including, without limitation, any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to the indemnified party, as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 9(d) hereof) any such settlement is effected with the written consent of the Partnership); provided, however, that the MarkWest Parties shall not be liable in any such case to the extent, but only to the extent, that any such loss, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Prospectus, the Registration Statement, the Prospectus or any other prospectus relating to the Units, or any such amendment or supplement, in reliance upon and in conformity with written information relating to the Underwriters furnished to the Partnership by you or by any Underwriter through you, expressly for use in the preparation thereof (as provided in Section 15 hereof); provided, further that with respect to any Preliminary Prospectus, the foregoing indemnity in this Section 9(a) shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability, action or expense purchased Units, or any of its directors, officers or employees or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter and a copy of the Prospectus (as then amended or supplemented if the Partnership shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Units to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability, action or expense.

        (b)   The Selling Unitholders, severally and not jointly, will indemnify and hold harmless each Underwriter from and against any losses, damages or liabilities, joint or several, to which such Underwriter may become subject, under the 1933 Act, or otherwise, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact made by the Selling Unitholder contained in the Registration Statement or any amendment or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus or the Prospectus or in any amendment or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse such Underwriter for any legal or other expenses incurred by such Underwriter in connection with investigating, preparing, pursuing or defending against or appearing as a third party witness in connection with any such loss, damage, liability or action or claim, including, without limitation, any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to the indemnified party, as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 9(d) hereof) any such settlement is effected with the written consent of the Selling Unitholders); provided, however, that the Selling Unitholders shall only be subject to such liability to the extent, and only to the extent, that the untrue statement or alleged untrue statement or omission or alleged omission arises out of or is based upon information provided by such Selling Unitholder to the Partnership in writing specifically for use therein; and provided, further, that the liability under this subsection 9(b) of each Selling Unitholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Unitholder from the sale of Units sold by such Selling Unitholder hereunder.

        (c)   Each Underwriter, severally and not jointly, will indemnify and hold harmless the MarkWest Parties and the Selling Unitholders from and against any losses, damages or liabilities to which the MarkWest Parties and the Selling Unitholders may become subject, under the 1933 Act or otherwise, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment or supplement thereto, or arise out of are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus or the Prospectus or in any amendment or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Prospectus, the Registration Statement, the Prospectus or any such amendment or supplement, in reliance upon and in conformity with written information relating to the Underwriters furnished to the Partnership by you or by any Underwriter through you, expressly for use in the preparation thereof (as provided in Section 15 hereof), and will reimburse the MarkWest Parties and the Selling Unitholders for any legal or other expenses incurred by the MarkWest Parties and the Selling Unitholders in connection with investigating or defending any such action or claim as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 9(d) hereof) any such settlement is effected with the written consent of the Underwriters).

        (d)   Promptly after receipt by an indemnified party under Section 9(a), 9(b) or 9(c) hereof of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under Section 9(a), 9(b) or 9(c) hereof, notify each such indemnifying party in writing of the commencement thereof, but the failure so to notify such indemnifying party shall not relieve such indemnifying party from any liability except to the extent that it has been prejudiced in any material respect by such failure or from any liability that it may have to any such indemnified party otherwise than under Section 9(a), 9(b) or 9(c) hereof. In case any such action shall be brought against any such indemnified party and it shall notify each indemnifying party of the commencement thereof, each such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party under Section 9(a), 9(b) or 9(c) hereof similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of such indemnified party, be counsel to such indemnifying party), and, after notice from such indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under Section 9(a), 9(b) or 9(c) hereof for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party at the expense of the indemnifying party has been authorized by the indemnifying party, (ii) the indemnified party shall have been advised by such counsel that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense, or certain aspects of the defense, of such action (in which case the indemnifying party shall not have the right to direct the defense of such action with respect to those matters or aspects of the defense on which a conflict exists or may exist on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel reasonably satisfactory to such indemnified party to assume the defense of such action, in any of which events such fees and expenses to the extent applicable shall be borne, and shall be paid as incurred, by the indemnifying party. If at any time such indemnified party shall have requested such indemnifying party under Section 9(a), 9(b) or 9(c) hereof to reimburse such indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 9(a), 9(b) or 9(c) hereof effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of such request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request for reimbursement prior to the date of such settlement. No such indemnifying party shall, without the written consent of such indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not such indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of such indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any such indemnified party. In no event shall such indemnifying parties be liable for the fees and expenses of more than one counsel, including any local counsel, for all such indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

        (e)   If the indemnification provided for in this Section 9 is unavailable to or insufficient to indemnify or hold harmless an indemnified party under Section 9(a), 9(b) or 9(c) hereof in respect of any losses, damages or liabilities (or actions or claims in respect thereof) referred to therein, then each indemnifying party under Section 9(a), 9(b) or 9(c) hereof shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages or liabilities (or actions or claims in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the MarkWest Parties and the Selling Unitholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Units. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 9(d) hereof and such indemnifying party was prejudiced in a material respect by such failure, then each such indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault, as applicable, of the MarkWest Parties and the Selling Unitholders, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, damages or liabilities (or actions or claims in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by, as applicable, the MarkWest Parties and the Selling Unitholders, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Partnership and the Selling Unitholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault, as applicable, of the MarkWest Parties and the Selling Unitholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the MarkWest Parties or the Selling Unitholders, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The MarkWest Parties, the Selling Unitholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 9(e). The amount paid or payable by such an indemnified party as a result of the losses, damages or liabilities (or actions or claims in respect thereof) referred to above in this Section 9(e) shall be deemed to include any legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters in this Section 9(e) to contribute are several in proportion to their respective underwriting obligations with respect to the Units and not joint.

        (f)    The obligations of the MarkWest Parties and the Selling Unitholders under this Section 9 shall be in addition to any liability that the MarkWest Parties and the Selling Unitholders may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee, agent or other representative and to each person, if any, who controls any Underwriter within the meaning of the 1933 Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Partnership and the General Partner who signed the Registration Statement and to each person, if any, who controls the MarkWest Parties or the Selling Unitholders within the meaning of the 1933 Act.

        10.   Representations and Agreements to Survive Delivery. The respective representations, warranties, agreements and statements of the MarkWest Parties, the Selling Unitholders and the Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain operative and in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, the MarkWest Parties, the Selling Unitholders or any of its officers, directors or any controlling persons and shall survive delivery of and payment for the Units hereunder.

        11.   Substitution of Underwriters. (a) If any Underwriter shall default in its obligation to purchase the Units which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Units on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Units, then the Partnership shall be entitled to a further period of thirty-six hours within which to procure another party or parties reasonably satisfactory to you to purchase such Units on such terms. In the event that, within the respective prescribed periods, you notify the Partnership that you have so arranged for the purchase of such Units, or the Partnership notifies you that they have so arranged for the purchase of such Units, you or the Partnership shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Partnership agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any persons substituted under this Section 11 with like effect as if such person had originally been a party to this Agreement with respect to such Units.

        (b)   If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters made by you and the Partnership as provided in subsection (a) above, the aggregate number of Units which remains unpurchased does not exceed one-eleventh of the total Units to be sold on the Closing Date, then the Partnership shall have the right to require each non-defaulting Underwriter to purchase the Units which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Units which such Underwriter agreed to purchase hereunder) of the Units of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

        (c)   If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters made by you and the Partnership as provided in subsection (a) above, the number of Units which remains unpurchased exceeds one-eleventh of the total Units to be sold on the Closing Date, or if the Partnership shall not exercise the right described in subsection (b) above to require the non-defaulting Underwriters to purchase Units of the defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Option Closing Date, the obligations of the Underwriters to purchase and of the Partnership to sell the Option Units) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Partnership except for the expenses to be borne by the Partnership and the Underwriters as provided in Section 13 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

        12.   Termination. (a) This Agreement may be terminated by you at any time at or prior to the Closing Date by notice to the Partnership and the Selling Unitholders if any condition specified in Section 8 hereof shall not have been satisfied on or prior to the Closing Date. Any such termination shall be without liability of any party to any other party except as provided in Sections 9 and 13 hereof.

        (b)   This Agreement also may be terminated by you, by notice to the Partnership and the Selling Unitholders, as to any obligation of the Underwriters to purchase the Option Units, if any condition specified in Section 8 hereof shall not have been satisfied at or prior to the Option Closing Date or as provided in Section 11 of this Agreement.

        If you terminate this Agreement as provided in Sections 12(a) or 12(b), you shall notify the Partnership and the Selling Unitholders by telephone or telegram, confirmed by letter.

        13.   Costs and Expenses. The Partnership will bear and pay the costs and expenses incident to the registration of the Units and public offering thereof, including, without limitation, (a) all expenses (including stock transfer taxes) incurred in connection with the delivery to the several Underwriters of the Units, the filing fees of the SEC, the fees and expenses of the Partnership's counsel and accountants and the fees and expenses of counsel for the Partnership, (b) the preparation, printing, filing, delivery and shipping of the Registration Statement, each Preliminary Prospectus, the Prospectus and any amendments or supplements thereto (except as otherwise expressly provided in Section 6(d) hereof) and the printing, delivery and shipping of this Agreement and other underwriting documents, including the Agreement Among Underwriters, the Selected Dealer Agreement, Underwriters' Questionnaires and Powers of Attorney and Blue Sky Memoranda, and any instruments or documents related to any of the foregoing, (c) the furnishing of copies of such documents (except as otherwise expressly provided in Section 6(d) hereof) to the Underwriters, (d) the registration or qualification of the Units for offering and sale under the securities laws of the various states and other jurisdictions, including the fees and disbursements of counsel to the Underwriters relating to such registration or qualification and in connection with preparing any Blue Sky Memoranda or related analysis, (e) the filing fees of the NASD (if any) and fees and disbursements of counsel to the Underwriters relating to any review of the offering by the NASD, (f) all printing and engraving costs related to preparation of the certificates for the Units, including transfer agent and registrar fees, (g) all fees and expenses relating to the authorization of the Units for trading on the American Stock Exchange; (h) all travel expenses, including air fare and accommodation expenses, of representatives of the Partnership in connection with the offering of the Units, and (i) all of the other costs and expenses incident to the performance by the Partnership of the registration and offering of the Units; provided, that (except as otherwise provided in this Section 13) the Underwriters will bear and pay all of their own costs and expenses, including the fees and expenses of the Underwriters' counsel, the Underwriters' transportation expenses and any advertising costs and expenses incurred by the Underwriters incident to the public offering of the Units. Notwithstanding the foregoing, the provisions of this Section 13 shall not modify or alter any other agreement between the Partnership and any Selling Unitholder with respect to the allocation and payment of expenses. The Partnership additionally shall bear and pay all costs and expenses of Hogan & Hartson L.L.P. incurred with respect to the representation of the Selling Unitholders.

        If this Agreement is terminated by you in accordance with the provisions of Section 12(a) (other than pursuant to Section 8(l) or Section 11), the Partnership shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel to the Underwriters.

        14.   Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to the Underwriters shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed c/o A.G. Edwards & Sons, Inc. at One North Jefferson Avenue, St. Louis, Missouri 63103, Attention: Curtis H. Goot, Managing Director, Corporate Finance, facsimile number (314) 955-7387, with a copy to Doug Kelly, Attention: General Counsel, facsimile number (314) 955-5913, or if sent to the Partnership shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed to the Partnership at MarkWest Energy Partners, L.P., 155 Inverness Drive West, Suite 200, Englewood, Colorado 80112, facsimile number (303) 290-8769 and if sent to the Selling Unitholders shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed to each Selling Unitholder at the respective address listed on Schedule II attached hereto, with a copy to                        . Notice to any Underwriter pursuant to Section 9 shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed to such Underwriter's address as it appears in the Underwriters' Questionnaire furnished in connection with the offering of the Units or as otherwise furnished to the Partnership.

        15.   Information Furnished by Underwriters. The statements set forth in the third, eleventh through fifteenth, and seventeenth paragraphs under the caption "Underwriting" in the Prospectus constitute the only information furnished by or on behalf of the Underwriters through you as such information is referred to in Section 4(b) and Section 9 hereof.

        16.   Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the MarkWest Parties, the Selling Unitholders and, to the extent provided in Sections 9 and 10, the officers and directors of the General Partner and each person who controls the Partnership or any Underwriter and their respective heirs, executors, administrators, successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, corporation or other entity any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and said controlling persons and said officers and directors, and for the benefit of no other person, corporation or other entity. No purchaser of any of the Units from any Underwriter shall be construed a successor or assign by reason merely of such purchase.

        In all dealings hereunder, you shall act on behalf of each of the several Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of the Underwriters, made or given by you jointly or by A.G. Edwards & Sons, Inc. on behalf of you as the Underwriters, as if the same shall have been made or given in writing by the Underwriters.

        17.   Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

        18.   Pronouns. Whenever a pronoun of any gender or number is used herein, it shall, where appropriate, be deemed to include any other gender and number.

        19.   Time of Essence. Time shall be of the essence of this Agreement.

        20.   Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Missouri, without giving effect to the choice of law or conflict of laws principles thereof.

        If the foregoing is in accordance with your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the MarkWest Parties, the Selling Unitholders and the Underwriters.

MARKWEST ENERGY PARTNERS, L.P.
By:	MarkWest Energy GP, L.L.C., its General Partner
By:
Name:

Title:

MARKWEST ENERGY OPERATING COMPANY, L.L.C.
By:
Name:

Title:

MARKWEST ENERGY GP, L.L.C.
By:
Name:

Title:

The Selling Unitholders named in Schedule II hereto, acting severally
By:	Attorney-in-Fact

Accepted in St. Louis, Missouri as of the date first above written, on behalf of ourselves and each of the several Underwriters named in Schedule I hereto.
A.G. Edwards & Sons, Inc. RBC Dain Rauscher Inc. McDonald Investments Inc.
By:	A.G. Edwards & Sons, Inc.
By:
Title:

SCHEDULE I

Name	Number of Units
A.G. Edwards & Sons, Inc.
RBC Dain Rauscher Inc.
McDonald Investments Inc.

Total	1,148,000

Schedule I-1

SCHEDULE II

Name	Number of Units
Robert A. Tucci and Cynthia L. Tucci 8631 Cedar Drive Prairie Village, KS 66207	9,531
Ellkan, L.L.C. 4200 Somerset Drive, Suite 200 Prairie Village, KS 66208	9,531
Jonathan E. Baum Revocable Trust u/a dated January 29, 1992 3600 W. 64th Street Mission Hills, KS 66208	4,766
Sally K. Hilkene Revocable Trust dated August 30, 2002 2700 Verona Road Shawnee Mission, KS 66208	3,812
Frederick M. Solberg, Jr. and Elizabeth T. Solberg 850 W. 52nd Street Kansas City, MO 64112	3,812
Dennis L. Baumann Trust A u/t/a dated November 24, 1992 17054 S. Demi Drive Belton, MO 64012	5,718
Douglas D. Klink Revocable Trust dated March 16, 2000 3505 St. Francis Way Estes Park, CO 80517	3,812
Piontek Family L.P. 1495 Hemlock Drive Liberty, MO 64068	3,812
Richard C. Kruel 2205 W. 126th Street Leawood, KS 66209	2,000
William or Victoria Reisler 6225 Indian Lane Mission Hills, KS 66208	762

Schedule II-1

SCHEDULE III

        Pursuant to Section 8(i) of the Underwriting Agreement, PricewaterhouseCoopers LLC shall furnish letters to the Underwriters to the effect that:

        (i)    They are independent certified public accountants with respect to the General Partners and the Partnership within the meaning of the 1933 Act and the applicable Rules and Regulations thereunder.

        (ii)   In their opinion, the financial statements audited by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the applicable Rules and Regulations with respect to registration statements on Form S-1.

        (iii)  On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, performing the procedures specified by the AICPA for a review of interim financial information as discussed in SAS No. 100, Interim Financial Information, on the latest available interim financial statements of the Partnership Entities, inspection of the minute books of the Partnership Entities since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Partnership Entities responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

          (A)  any material modifications should be made to the unaudited statements of consolidated income, statements of consolidated financial position and statements of consolidated cash flows included in the Prospectus for them to be in conformity with generally accepted accounting principles, or the unaudited statements of consolidated income, statements of consolidated financial position and statements of consolidated cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the related published Rules and Regulations thereunder.

          (B)  any unaudited pro forma consolidated condensed financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements.

          (C)  as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock or any increase in the consolidated long-term debt of the Partnership Entities, or any decreases in consolidated working capital, net current assets or net assets, or any changes in any other items specified by the Underwriters, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter.

          (D)  for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in Clause (C) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or any changes in any other items specified by the Underwriters, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Underwriters, except in each case for changes, decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter.

Schedule III-1

        (iv)  In addition to the audit referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraph (iii) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Underwriters, which are derived from the general accounting records of the Partnership Entities for the periods covered by their reports and any interim or other periods since the latest period covered by their reports, which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Underwriters, and have compared certain of such amounts, percentages and financial information with the accounting records of the Partnership Entities and have found them to be in agreement.

Schedule III-2

EXHIBIT A

FOREIGN QUALIFICATIONS

MarkWest Energy Partners, L.P.

Colorado
Delaware
Kentucky
Michigan
West Virginia

MarkWest Energy G.P., L.L.C.

Colorado
Delaware
Kentucky
Michigan
West Virginia

MarkWest Hydrocarbon, Inc.

Delaware

Basin Pipeline L.L.C.

Michigan

MarkWest Energy Operating Co., L.L.C.

Colorado
Delaware
Kentucky
Michigan
West Virginia

MarkWest Energy Appalachia, LLC

Colorado
Delaware
Kentucky
West Virginia

MarkWest Michigan, Inc.

Colorado

West Shore Processing Company, L.L.C.

Michigan

MarkWest Texas GP, L.L.C.

[To come]

MarkWest Texas Limited, L.L.C.

[To Come]

MarkWest Michigan Pipeline Company, L.L.C.

[To Come]

MarkWest Western Oklahoma Gas Company, L.L.C.

[To Come]

MarkWest Power Tex L.P.

[To Come]

MarkWest Pinnacle L.P.

[To Come]

MarkWest PNG Utility L.P.

[To Come]

MarkWest Texas PNG Utility L.P.

[To Come]

MarkWest Blackhawk L.P.

[To Come]

QuickLinks

MARKWEST ENERGY PARTNERS, L.P. 1,148,000 Common Units Representing Limited Partner Interests UNDERWRITING AGREEMENT